Exhibit 99.2

Sales by Region & Product

Sales by Region	2010
(Dollars in millions)	Q1	Q2	Q3	Q4	FY
Europe	735.1	698.6	603.4	721.8	2,758.9
Americas	522.1	558.4	561.0	552.3	2,193.8
China	175.1	188.1	202.2	247.8	813.2
Japan	193.2	178.2	213.2	206.3	790.9
Rest of Asia (RoA)	95.3	178.2	161.1	179.2	613.8

Autoliv Inc. Group	1,720.8	1,801.5	1,740.9	1,907.4	7,170.6

Sales by Product	2010
(Dollars in millions)	Q1	Q2	Q3	Q4	FY
Airbag products	1,126.8	1,189.0	1,151.0	1,255.7	4,722.5
Seatbelt products	574.8	595.0	567.5	626.1	2,363.4
Active Safety products	19.2	17.5	22.4	25.6	84.7

Autoliv Inc. Group	1,720.8	1,801.5	1,740.9	1,907.4	7,170.6